UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2011 (August 4, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 4, 2011, Magnum Hunter Resources Corporation (the “Company”) and Williston Hunter ND, LLC (“Williston”), a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Eagle Operating, Inc., a North Dakota company (“Eagle”), pursuant to which Williston has agreed to purchase from Eagle certain oil and gas properties and leasehold mineral interests and related assets located in North Dakota (the “Purchased Assets”). The Purchased Assets are located in McHenry, Renville, Burke and Bottineau Counties, North Dakota and primarily consist of Eagle’s interest in properties which are jointly owned by Eagle and the Company or a wholly owned subsidiary of the Company. The Purchase Agreement provides that Eagle shall reserve an overriding royalty interest in certain of the oil and gas properties acquired by Williston based upon the net revenue interest owned by Eagle in each such property, but in any case, such overriding royalty interest shall not exceed 2%.
     The Purchase Agreement provides that Williston will acquire the Purchased Assets for a total purchase price of $57 million, subject to certain purchase price adjustments (the “Purchase Price”). The Purchase Price will consist of (i) $55 million in cash (the “Cash Consideration”), and (ii) $2 million payable in newly issued restricted shares of the Company’s common stock (the “Share Consideration”). The value of the Share Consideration will be based on the average of the volume weighted average price of the Company’s common stock on the New York Stock Exchange for the five consecutive trading days prior to the Closing Date (as defined below). The issuance of the Share Consideration is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) promulgated thereunder. The Company has also agreed to file a registration statement with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, within seven days after the Closing Date to cover the resale of shares of the Company’s stock issued to Eagle in satisfaction of the Share Consideration.
     The Purchase Agreement provides that the Cash Consideration may be adjusted based on certain title deficiencies, adverse environmental conditions, and certain other customary items. The Company is a party to the Purchase Agreement for certain limited purposes, principally the issuance of the Share Consideration and the registration of the resale of the common shares constituting the Share Consideration.
     The Purchase Agreement provides for the settlement and mutual release of all claims and disputes related to the litigation between the Company and Eagle pending in the United States District Court for the District of North Dakota, Northwestern Division, as Civil Action No. 4-10-CV-030 and Civil Action No. 4-10-043. No existing debt of Eagle will be assumed by Williston in connection with the acquisition of the Purchased Assets. Subject to the indemnification obligations set forth in the Purchase Agreement, Williston will assume certain customary liabilities in connection with the acquisition of the Purchased Assets including environmental matters and existing obligations under certain contracts involving the Purchased Assets.
     The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the parties, and the closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain conditions. Subject to the satisfaction of the closing conditions set forth in the Purchase Agreement, the acquisition of the Purchased Assets is scheduled to occur on or before August 18, 2011 (the “Closing Date”). The Purchase Agreement provides that the effective date of the closing will be April 1, 2011 and all proceeds and certain customary operational costs and expenses attributable to the Purchased Assets shall be apportioned among Eagle and Williston according to such date.

     The Purchase Agreement contains certain termination rights for both Williston and Eagle, including (i) if the Closing Date does not occur by August 18, 2011, or (ii) if any court of competent jurisdiction in the United States or other United States governmental body issues a final and non-appealable order, decree or ruling, or any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Purchase Agreement.
     The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information described in Item 1.01 regarding the Share Consideration is hereby incorporated by reference into this Item 3.02.
Item 7.01. Regulation FD Disclosure.
     On August 5, 2011, the Company issued a press release announcing that the Company entered into the Purchase Agreement . A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall each be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of August 4, 2011, by and among Eagle Operating, Inc., Williston Hunter ND, LLC and for the limited purposes set forth therein, Magnum Hunter Resources Corporation*

99.1	Press Release of Magnum Hunter Resources Corporation dated August 5, 2011

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
Date: August 5, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of August 4, 2011, by and among Eagle Operating, Inc., Williston Hunter ND, LLC and for the limited purposes set forth therein, Magnum Hunter Resources Corporation*

99.1	Press Release of Magnum Hunter Resources Corporation dated August 5, 2011

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Purchase Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.